PANGAEA

4Q25

Earnings Call Presentation


BULK SACHUEST

Safe Harbor

3Q25 Earnings Call Presentation

This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea's and managements' current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea's business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea's filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea's financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea's financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.


BULK CONCORD

2

4Q25 Performance Highlights

Seasonal arctic activity drives strong earnings and operating cash flow

- Strong seasonal demand in arctic trade routes drove high utilization and supported premium TCE returns amid dry bulk market uncertainty, with TCE rates outperforming benchmark Panamax, Supramax and Handysize indices by 19%.
- Fourth quarter 2025 GAAP net income of $11.9 million, or $0.19 per share and Adjusted net income of $10.1 million, or $0.16 per share.
- Adjusted EBITDA of $28.7 million, increase of 23% year-over-year, driven by a 26% increase in shipping days and improved market rates.
- Share repurchases during the fourth quarter totaled 200,231 at an average price of $4.92 per share, leaving $12.0 million of availability under the current share repurchase authorization.
- Strong fourth quarter 2025 cash flow from operations of $15.1 million, resulted in year-end cash and cash equivalents of $103 million and net leverage of 2.7x.
- In February 2026, entered into an agreement to sell the 2006-built Bulk Xaymaca for $9.6 million; expected to complete in the second quarter of 2026.
- As of March 9, 2025, booked 5,920 days at an average of $14,917/day driven by seasonally strong market pricing dynamics resulting from geopolitical disruptions.


BULK XAYMACA
PANAMA

3

4Q & Full Year 2025 Performance Summary

Adjusted EBITDA
$s in Millions


4Q25 $ 28.7
4Q24 $ 23.3
FY 2025 $ 88.0
FY 2024 $ 83.3

Adjusted EPS
$s per Share


4Q25 $ 0.16
4Q24 $ 0.16
FY 2025 $ 0.27
FY 2024 $ 0.65

TCE Rate
$s per Shipping Day


4Q25 $ 17,773
4Q24 $ 15,941
FY 2025 $ 14,280
FY 2024 $ 16,485

Operating Cash Flow
$s in Millions


4Q25 $ 15.1
4Q24 $ 19.3
FY 2025 $ 53.7
FY 2024 $ 65.7

4

Outperforming Industry Benchmark

Our TCE has exceeded the market by an average of 23% on a trailing 5-year basis

Cargo Focused Business Model Consistently Delivers Above-Market Performance

- Current 1Q26 booked TCE rate of $14,917, an 18% premium to the market average through the quarter.*
- Our niche, higher-margin trades, long-term COAs and charter-in strategy remain key areas of differentiation.



PANL Total Shipping Days
PANL TCE Rate
Market TCE Rate**
TCE Rate ($s per Shipping Day)
Days
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26E

* Q1 26 estimated TCE performance based on shipping days booked as of March 9, 2026
**Average of the published Panamax, Supramax and Handysized indices, net of commission

5

Recent Vessel Acquisitions

Disciplined acquiror of complementary assets

2021 & 2022

Purchased 7 vessels for $245 million



MV Bulk Courageous - Ultramax



MV Bulk Promise - Panamax



MV Bulk Valor - Supramax



MV Nordic Nuluujaak – Post Panamax(1)



MV Nordic Qinnqua – Post Panamax(1)



MV Nordic Sanngijug – Post Panamax(1)



MV Nordic Siku – Post Panamax(1)



MV Bulk Concord - Panamax



MV Bulk Sachuest - Supramax

2023 & 2024

Purchased 3 vessels for $83 million & Acquired 15 vessels for 18.06 million shares



MV Bulk Prudence - Ultramax



MV Bulk Brenton - Supramax



MV Bulk Patience - Supramax



Strategic Handysize Fleet of 15 vessels

(1) Vessels are owned through a joint venture, of which Pangaea owns 50% as of September 30, 2024 and December 31, 2023. On November 6, 2024, the Company acquired the remaining 50% interest in NBP from a non-affiliate, resulting in full ownership of NBP's fleet of four Post Panamax Ice Class 1A dry bulk vessels.

6

Return of Capital Program

Quarterly cash dividend and share repurchase program, support long-term shareholder value creation

Strong cash flow and profitability support consistent return of capital through the cycle	Consistent dividend payout amid strategic execution and fleet growth	$12 million repurchase authorization allows for flexible and opportunistic capital deployment

Annual Dividend Payout Ratio
% of Adjusted Net Income



16.5%
58.0%
61.5%
91.3%
2022
2023
2024
2025

Total Annual Cash Dividend Paid
$s per Share



$ 0.30
$ 0.40
$ 0.40
$ 0.25
2022
2023
2024
2025

Annual Dividend Coverage Ratio
Ratio of Operating Cash Flow to Dividends Issued



10.1x
3.0x
3.5x
3.3x
2022
2023
2024
2025

7

Balance Sheet Update

Ample liquidity to support ongoing growth of business

Continue to opportunistically invest in modern and compliant vessel fleet to meet customer cargo requirements on demand	Robust operating cash flow and opportunistic vessel financings, contributed to $103 million in available cash & liquidity at the end of 2025	Capital allocation priorities will be balanced between fleet investment, debt repayment, opportunistic M&A and shareholder returns



Total Net Debt
Total Cash
Net Leverage
$s in Millions
TTM Net Debt/Adj. EBITDA
$ 450
$ 400
$ 350
$ 300
$ 250
$ 200
$ 150
$ 100
$ 50
$ -
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
2.7x
2.4x
1.3x
2.1x
2.5x
2.7x
$ 47
$ 116
$ 56
$ 256
$ 128
$ 176
$ 99
$ 169
$ 87
$ 311
$ 103
$ 241
2020
2021
2022
2023
2024
2025

1) Total net debt as of 12/31/24 reflects $100mm in incremental finance lease obligations assumed as part of the SSI acquisition, which closed on 12/30/24.
2) Total net debt and total cash for 3Q25 (as of 9/30/25) exclude $0.3 million in restricted cash related to a bank guarantee issued in connection with the Company's insurance arrangements.

8

9 Macro Shipping Outlook Focused on providing comprehensive logistics solutions with targeted dry bulks Near Term Outlook (1H 2026) Medium Term Outlook (2026 - 2027) Long-Term Outlook (2028 & Beyond) • Trade policy uncertainty and geopolitical disruptions continue to delay long-term trade route decisions and impact trade patterns for commodities. • Geopolitical route disruptions create route inefficiencies and tightness in the market, supporting near term pricing. • Global ton-mile demand is expected to grow ~2% in 2026 vs. 2025. • Global dry bulk fleet is expected to remain steady, but the orderbook remains manageable despite continued overall fleet aging. • Effective industry capacity continue to be limited due to emissions-driven fleet inefficiencies and increased dry-docking days. • Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings. • Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers. • Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built. 10 Value Creation Strategy Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth Integrated shipping- logistics model • Provide solutions to customer supply chain issues • More efficient, lower total cost of delivery for customer • Adds volume and margins to PANL ocean freight offerings High fleet utilization • Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days Organic investment • Expand capabilities to offer cargo movement beyond ocean transportation • Expand owned fleet for growth using our unique business plan • Apply consistent approach to expand and renew fleet Inorganic investment • Purchase vessels in support of existing long-term COAs, to maximize returns • Acquire logistics companies to grow in logistics sector Return of capital • Sustain consistent dividend approach, not a payout formula • Conserve capital for fleet renewal and opportunistic growth • Compensate for volatility of sector by maintaining reasonable liquidity Balance sheet optionality • Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms • Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects • Consider joint ventures to help mitigate risks and create synergies 11 Investment Conclusion Small-cap growth play with stable return of capital program Integrated shipping-logistics model delivering consistent, above-market returns Focused on consistently high fleet utilization to drive operating leverage Positioned to benefit from tightening global supply of dry-bulk vessels amid continued demand growth On-shore logistics offering provides significant, incremental revenue opportunities Leading position within Ice-Class trades supports superior earned TCE rates Disciplined capital allocation strategy Long-term cargo-based contracts provide multi-year demand visibility Significant balance sheet optionality to pursue growth, low net leverage Confidential: Pangaea Logistics Solutions Appendix

Selected Balance Sheet Data

(U.S. dollars in thousands, except per share data)	December 31, 2025	December 31, 2024
Current Assets		
Cash and cash equivalents	$ 103,054	$ 86,805
Accounts receivable, net	55,854	42,371
Other current assets	56,868	62,818
Total current assets	$ 215,776	$ 191,994
Restricted cash	270	—
Fixed assets, including finance lease right of use assets, net	704,384	736,598
Goodwill	3,105	3,105
Other Non-current Assets	4,561	4,761
Total assets	$ 928,096	$ 936,457
Current liabilities		
Accounts payable, accrued expenses and related party payable	$ 55,063	$ 62,029
Other current liabilities	26,089	2,392
Current portion long-term debt, financing obligation and finance lease obligation	46,882	41,843
Total current liabilities	128,034	106,264
Secured long-term debt and finance lease liabilities, net	325,326	342,250
Total Pangaea Logistics Solutions Ltd. equity	429,333	427,822
Non-controlling interests	45,403	46,843
Total stockholders' equity	474,736	474,664
Total liabilities and stockholders' equity	$ 928,096	$ 936,457

13

Selected Income Statement Data

(U.S. dollars in thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2025	2024	2025	2024
Revenues:				
Voyage revenue	$ 166,348	$ 137,601	$ 577,547	$ 494,107
Charter revenue	13,117	6,588	39,258	30,326
Terminal & stevedore revenue	4,415	2,986	15,236	12,103
Total revenue	183,880	147,175	632,041	536,536
Expenses:				
Voyage expense	72,382	67,674	283,679	237,479
Charter hire expense	46,788	34,425	129,735	130,764
Vessel operating expenses	27,658	14,254	94,948	55,544
Terminal Expenses	3,818	1,974	12,189	9,299
General and administrative	6,743	6,277	31,071	24,626
Depreciation and amortization	11,740	7,766	42,475	30,376
Gain on sale of vessel and equipment	(2,692)	—	(3,000)	—
Total expenses	166,438	132,370	591,097	488,088
Income from operations	17,442	14,805	40,944	48,449
Total other expense, net	(5,164)	(5,752)	(20,777)	(16,679)
Net income	12,278	9,053	20,167	31,769
Income attributable to non-controlling interests	(394)	(618)	(798)	(2,866)
Net income attributable to Pangaea Logistics Solutions Ltd.	$ 11,884	$ 8,435	$ 19,369	$ 28,903
Adjusted EBITDA [1]	$ 28,739	$ 23,319	$ 88,015	$ 83,325

[1] Adjusted EBITDA is net income (or loss) under U.S. GAAP, excluding interest expense and income, income taxes, depreciation and amortization, impairment losses, gain or loss on vessel sales, sale and leaseback losses, share-based compensation, non-operating items, and other non-recurring items. Management and certain investors use Adjusted EBITDA to assess operating performance, and Pangaea's Board reviews it periodically. It is a non-GAAP measure and may differ from definitions used by other companies.

14

Reconciliation of Non-GAAP Measures

(In thousands of U.S. dollars, except as indicated)	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2025	2024	2025	2024
Adjusted Gross Profit				
Gross Profit	**$ 21,529**	**$ 21,157**	**$ 69,154**	**$ 73,185**
Add:				
Vessel Depreciation and amortization	11,704	7,692	42,336	30,266
Adjusted Gross Profit (Non-GAAP)	**$ 33,233**	**$ 28,848**	**$ 111,490**	**$ 103,451**
Adjusted EBITDA				
Net income	**$ 12,278**	**$ 9,053**	**$ 20,167**	**$ 31,769**
Interest expense, net	5,382	4,119	22,375	14,051
Income attributable to non-controlling interest recorded as long-term liability interest expense	—	2,682	—	3,103
Depreciation and amortization	11,740	7,766	42,475	30,376
Income tax (benefit) provision (included in Other income)	(289)	75	533	285
EBITDA (Non-GAAP)	**$ 29,111**	**$ 23,696**	**$ 85,549**	**$ 79,584**
Adjustments to EBITDA				
Gain on sale of vessel and equipment	(2,692)	—	(3,000)	—
Share-based compensation	1,416	475	4,111	2,788
Unrealized gain (loss) on derivative instruments, net	903	(851)	1,355	953
Adjusted EBITDA	**$ 28,739**	**$ 23,319**	**$ 88,015**	**$ 83,325**

15

Reconciliation of Non-GAAP Measures

In thousands of U.S. dollars, except per share amounts (earnings per common share and adjusted earnings per common share).	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2025	2024	2025	2024
Earnings Per Common Share				
Net income attributable to Pangaea Logistics Solutions Ltd.	$ 11,884	$ 8,435	$ 19,369	$ 28,903
Weighted average number of common shares - basic	63,510,714	45,792,112	63,802,958	45,391,855
Weighted average number of common shares - diluted	64,176,117	46,527,775	64,703,473	46,046,044
Earnings per common share - basic	$ 0.19	$ 0.18	$ 0.30	$ 0.64
Earnings per common share - diluted	$ 0.19	$ 0.18	$ 0.30	$ 0.63
Adjusted EPS				
Net income attributable to Pangaea Logistics Solutions Ltd.	$ 11,884	$ 8,435	$ 19,369	$ 28,903
Non-GAAP				
Add:				
Gain on sale of vessel and equipment	(2,692)	—	(3,000)	—
Unrealized loss on derivative instruments	903	(851)	1,355	953
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	**$ 10,095**	**$ 7,584**	**$ 17,723**	**$ 29,856**
Weighted average number of common shares - basic	63,510,714	45,792,112	63,802,958	45,391,855
Weighted average number of common shares - diluted	64,176,117	46,527,775	64,703,473	46,046,044
Adjusted EPS - basic	$ 0.16	$ 0.17	$ 0.28	$ 0.66
Adjusted EPS - diluted	$ 0.16	$ 0.16	$ 0.27	$ 0.65

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